Exhibit 99.2

The following is a statement of the estimated expenses (other than agent discounts and commissions) to be incurred by Zions Bancorporation (the “Company”) in connection with the registration and offering of 7,000,000 warrants of the Company, initially representing the right to purchase an aggregate of up to that same number of shares of the Company’s common stock, no par value pursuant to a Registration Statement on Form S-3 (File No. 333-158319), and the related prospectus supplement filed with the Securities and Exchange Commission on September 23, 2010.

SEC registration fee	$2,620
Legal fees and expenses	$250,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$125,000
Printing fees	$50,000
Trustee’s fees	$—
Miscellaneous	$10,000

Total Expenses	$437,620